Exhibit 99.1

PRESS RELEASE
For Immediate Distribution	Contact: Intrepid Potash, Inc.
William I. Kent
Phone: 303-296-3006

Intrepid Potash, Inc. Announces Management Changes

Denver, Colorado; February 11, 2009 — Intrepid Potash, Inc. (NYSE:IPI), today announced that it has accepted the resignation of its President and Chief Operating Officer, Patrick L. Avery.  Mr. Avery’s duties as President will be assumed by Robert P. Jornayvaz III, Chairman and CEO, and his duties as Chief Operating Officer will be assumed by Hugh E. Harvey, Jr., Chief Technology Officer.  Messrs. Jornayvaz and Harvey, co-founders of Intrepid, had these respective responsibilities prior to Mr. Avery assuming them.

Mr. Avery submitted his resignation and confirmed that despite his several years of attendance and course work at the University of Colorado and Loyola Marymount University, he did not receive a B.A. degree from the University of Colorado or a M.S. degree from Loyola Marymount University, as he had previously represented.  The Company learned of these facts yesterday.

The Company anticipates entering into an agreement with Mr. Avery to serve as an operations consultant for an, as yet, undetermined period of time.  The Company will commence a search for a new Chief Operating Officer.

Mr. Jornayvaz said, “after consulting with our Board of Directors, the Company accepted Mr. Avery’s resignation because his misrepresentation of his academic credentials was a violation under the Company’s Code of Business Conduct.  We are disappointed with this matter.  Pat Avery came to Intrepid with more than twenty years of service with J.R. Simplot and ARCO and his experience was very helpful to our operations since joining our Company in 2007.”

The Company routinely posts important information about the Company on its website under the Investor Relations tab.  The Company’s website address is www.intrepidpotash.com.

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Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that our expectations will be realized.  These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements.  These risks and uncertainties include: changes in the price of potash or langbeinite; operational difficulties at our facilities; changes in demand and/or supply for potash or langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Mine as a solution mine; changes in the prices of our raw materials, including but not limited to the price of natural gas; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; continued disruption in credit markets; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the Securities and Exchange Commission.  Please refer to those filings for more information on these risk factors.  These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise.